EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 102 to Registration Statement No. 2-27962 on Form N-1A of our reports dated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, each a series of Eaton Vance Special Investment Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Special Investment Trust for the year ended November 30, 2009, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectus and ‘‘Independent Registered Public Accounting Firm’’ and ‘‘Financial Statements in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts March 29, 2010

SCHEDULE A

Report Date	Funds
January 15, 2010	Eaton Vance Risk-Managed Equity Option Income Fund
January 19, 2010	Eaton Vance Enhanced Equity Option Income Fund